EXHIBIT 99.1

ACME Communications Announces Fourth Quarter and Full-Year 2005 Results

Fourth Quarter and Full Year Gains in Broadcast Cash Flow

SANTA ANA, Calif., March 29, 2006 (PRIMEZONE) -- ACME Communications, Inc. (Nasdaq:ACME) today announced financial results for the fourth quarter and full year 2005.

On August 8, 2005, the Company announced that it had reached an agreement to sell its television station in Salt Lake City (KUWB) to Clear Channel Broadcasting for $18.5 million in an all-cash transaction. The Company expects the sale of the station, which is contingent on Clear Channel selling one of its radio stations in the Salt Lake City market, to close in early April 2006. As a result of this transaction, "Discontinued Operations" accounting has been adopted in the financial statements for all periods presented in this press release and the results from the operations of KUWB, which include an allocation of interest expense, have been reclassified from losses from continuing operations and reflected as a loss from discontinued operations. Supplemental Table 3 sets forth the interim quarterly 2005 results for the continuing stations.

Fourth Quarter 2005 Results

ACME's net revenues for the fourth quarter ended December 31, 2005 were $10.6 million, up 2% from $10.4 million in net revenues for the fourth quarter of 2004. Station revenues were unchanged compared to the fourth quarter of 2004, but the Company posted a 64% increase in net revenues at The Daily Buzz, the Company's weekday morning news venture co-produced with Emmis Broadcasting. Broadcast cash flow (as defined in Supplemental Table 1) for the fourth quarter improved 33% to $1.2 million compared to broadcast cash flow of $875,000 for the fourth quarter of 2004. EBITDA (as defined in Supplemental Table 1) for the fourth quarter of 2005 was negative $235,000 compared to EBITDA of negative $409,000 for the fourth quarter of 2004.

The Company's net loss from continuing operations for the fourth quarter of 2005 was $6.7 million compared to a $6.2 million net loss from continuing operations for the fourth quarter of 2004. The fourth quarter 2005 loss included charges of $3.6 million and $872,000 for the impairment to an FCC license and the abandonment of construction permit costs, respectively. Income from discontinued operations was $1.1 million, which included $1.6 million in additional consideration related to the Company's 2003 sale of its St. Louis station to Tribune resulting in the use by Tribune of net operating tax losses for the station, offset by losses at the Company's Salt Lake City station. The Company's net loss for the fourth quarter 2005 was $5.6 million compared to a year earlier fourth quarter net loss of $6.8 million.

Full-Year 2005 Results

For the twelve-month period ended December 31, 2005, net revenues increased 4% to $40.9 million compared to $39.3 million for the twelve months ended December 31, 2004. The revenue increase was driven by a 1% increase in station revenues and a 186% increase in net revenues at The Daily Buzz. Broadcast cash flow for 2005 was $2.9 million compared to $3.2 million in broadcast cash flow for 2004, and 2005 EBITDA was negative $973,000 compared to negative $824,000 for the 2004 period. The Company's net loss from continuing operations for 2005 was $13.9 million compared to a $13.2 million net loss from continuing operations in 2004. The net loss from discontinued operations in 2005 was $2.1 million compared to a net loss from discontinued operations in 2004 of $4.3 million.

The increase in broadcast cash flow results for the fourth quarter 2005 compared to the prior year period reflects a moderate growth in revenue against a 4% decline in the station group's cash-based operating expenses. The decline in broadcast cash flow results for the full year ended December 31, 2005 compared to the prior year period reflects slightly lower station revenue growth due to a weaker than expected national non-political advertising marketplace and ratings declines at several of our stations, compared to an approximate 3% increase in the station group's cash-based operating expense compared to 2004 (see Supplemental Table II).

Jamie Kellner, ACME's Chairman and CEO, commented, "Our fourth quarter and full year revenue growth outpaced the majority of our peer group in an otherwise challenging television broadcast environment, supported by a modest revenue contribution from our station group and significant revenue growth from The Daily Buzz morning news program. We are witnessing what we believe to be a firming advertising climate in the early months of 2006, and expect to post solid first quarter revenue growth in the range of approximately 10%. Our anticipated revenue growth, coupled with little or no increases in our cash-based station expenses, positions ACME for real upside in generating broadcast cash flow in 2006."

Mr. Kellner added, "We are also thrilled with our recent network affiliation agreements with The CW Network for all of our current WB Network affiliated stations. The combination of The WB and UPN assets and personnel ends the long battle to establish the fifth broadcast network and strengthens the positions of Warner Bros., CBS and all the stations that receive the CW affiliation. We believe this combination of program assets will result in a very strong schedule that will impact ratings in the coming broadcast season. Furthermore, our affiliation with MyNetworkTV at our second station in the Albuquerque-Santa Fe market provides us with a different program model which could also prove profitable. MyNetworkTV uses a lower program cost model with stripped programs in prime-time and additional inventory for the local affiliates. These new network affiliations immediately increase the value of our station group, providing favorable economic affiliation models, improved advertising inventory, stronger programming and innovative new marketing strategies."

Restructuring of Credit Facilities

The Company also announced today that it has completed the restructuring of its credit facilities. The amended senior credit facility eliminates all financial covenants, allows for an immediate borrowing of $10 million to reduce the Company’s second lien note from $20 million outstanding to $10 million outstanding, resets the maximum borrowings under the facility to $60 million, and, upon closing of the Salt Lake City station sale, allows for up to $20 million in stock repurchases, allows for the full repayment of the remaining balance under second lien note and extends the maturity date to May 2009. The second lien facility was concurrently amended to eliminate all financial covenants. However, we could have a new default under the new credit facilities if we do not timely file our 10-K with an unqualified audit opinion. Due to the timing of the restructuring of these facilities, our auditors are still reviewing the impact of the new terms on our financial condition.

Use of Broadcast Cash Flow and EBITDA

GAAP refers to generally accepted accounting principles in the United States. Broadcast cash flow, station cash-based operating expenses and EBITDA are non-GAAP measures. Broadcast cash flow is commonly used as an indicator of operating performance for broadcasting companies and is also used to value broadcasting assets. Cash-based station operating expenses, which use program payments in place of program amortization, exclude our Daily Buzz production costs and exclude non-cash operating expenses like depreciation, impairment of intangibles and equity-based compensation, are an important metric in determining our cash operating expenses. EBITDA is used as a performance measure and to measure a company's ability to service debt, as evidenced by the fact that our senior credit facility historically contained certain financial covenants relating to the Company's EBITDA. Broadcast cash flow, station cash-based operating expenses and EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The Company considers operating loss to be the most comparable GAAP measure to broadcast cash flow and to EBITDA; therefore, the Company has included a reconciliation of broadcast cash flow and EBITDA to operating loss in Supplemental Table 1. Station cash-based operating expenses are summarized in Supplemental Table 2. Because broadcast cash flow, station cash-based operating expenses and EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the broadcast cash flow, station cash-based operating expenses and EBITDA as presented may not be comparable to other similarly titled measures of other companies.

First Quarter 2006 Outlook

Based on current sales pacings and management estimates, the Company expects its first quarter 2006 net revenues from continuing operations to be up approximately 10% compared to first quarter 2005 net revenues of $9.6 million. We expect station cash-based station expenses to increase approximately 1-2%, resulting in broadcast cash flow of $800-900,000 compared to broadcast cash flow of $150,000 for the first quarter of 2005.

Fourth Quarter Conference Call

Senior management of ACME will hold a conference call to discuss its fourth quarter and full-year 2005 results on Wednesday, March 29, 2006 at 4:30 p.m. Eastern Time. To access the conference call, please dial 973-935-2403 ten minutes prior to the start time. The conference call will also be available via live webcast on the investor relations portion of the Company's Web site, located at www.acmecommunications.com. If you cannot listen to the conference call at its scheduled time, there will be a replay available through Wednesday, April 12, 2006, which can be accessed by dialing 877-519-4471 (U.S.), 973-341-3080 (Int'l), passcode 7110614. The webcast will also be archived on the Company's Web site for thirty days.

About ACME Communications

ACME Communications, Inc. owns and operates nine television stations serving markets covering 3.7% of the nation's television households. The Company's stations are: KUWB-TV, Salt Lake City, UT (which is subject to a sale to Clear Channel Broadcasting, Inc.); KWBQ-TV and KASY-TV, Albuquerque-Santa Fe, NM; WBDT-TV, Dayton, OH; WBXX-TV, Knoxville, TN; WTVK-TV, Ft. Myers-Naples, FL; WIWB-TV, Green Bay-Appleton, WI; WBUI-TV, Champaign-Springfield-Decatur, IL and WBUW-TV, Madison, WI. All of the Company's stations, except KASY-TV, a UPN affiliate, are WB Network affiliates. ACME's shares are traded on the NASDAQ Stock Market under the symbol: ACME.

Forward-Looking Statements:

The matters discussed in this press release include forward-looking statements. In addition, when used in this press release, the words "believe", "will", "expects", "would", "should", and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including (but not limited to) the ratings growth or decline of our programming, including The WB Network as it winds down and prepares to cease operations in September 2006, a delay in, or failure to close the disposition of KUWB, the impact of changes in national and regional economies, including advertising demand, pricing fluctuations in local and national advertising, volatility in programming costs, the potential for defaults under our credit agreements if we don't timely file our 2005 Form 10-K with an unqualified audit opinion and the other risk factors set forth in the Company's 2004 Form 10-K filed with the Securities and Exchange Commission on March 16, 2005. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

               ACME Communications, Inc. and Subsidiaries
                  Consolidated Statements of Operations

                 (In thousands, except per share data)

                            Three Months Ended     Twelve Months Ended
                               December 31,           December  31,
                            --------------------  --------------------
                              2005       2004       2005       2004
                            ---------  ---------  ---------  ---------
                               (unaudited)

 Net revenues               $ 10,571   $ 10,397   $ 40,934   $ 39,257
                            ---------  ---------  ---------  ---------
 Operating expenses:
  Cost of service:
   Programming,
    including
    program amortization       4,804      4,071     17,239     15,446
   Other costs of service
    (excluding depreciation
     and amortization of
     $1,119 and $1,343
     for the three months
     ended December 31, 2005
     and 2004, respectively,
     and $4,617 and $4,581
     for the twelve months
     ended December 31, 2005
     and 2004,respectively)    1,753      1,821      6,603      6,322
  Selling, general and
   administrative expenses     3,726      3,760     15,375     15,433

  Depreciation and
   amortization                1,134      1,354      4,663      4,629
  Abandoned
   acquisition-related costs     872      1,025        872      1,025
  Impairment of
   broadcast licenses          3,612      2,999      3,612      2,999
  Corporate expenses           1,403      1,284      3,922      4,052
                            ---------  ---------  ---------  ---------

    Operating expenses        17,304     16,314     52,286     49,906
                            ---------  ---------  ---------  ---------

    Operating loss            (6,733)    (5,917)   (11,352)   (10,649)

 Other income (expenses):
  Interest income                  5          2         11          8
  Interest expense              (929)      (765)    (3,442)    (1,913)
  Gain on sale of
   construction permit            --         --      1,202         --
  Other, net                      (9)        21         38         50
                            ---------  ---------  ---------  ---------
 Loss from continuing
  operations before income
  taxes and minority
  interest                    (7,666)    (6,659)   (13,543)   (12,504)
 Income tax expense,
   continuing operations         599        272     (1,120)    (1,650)
                            ---------  ---------  ---------  ---------
 Loss from continuing
  operations before
  minority interest           (7,067)    (6,387)   (14,663)   (14,154)
 Minority interest               318        193        779        914
                            ---------  ---------  ---------  ---------
  Loss from continuing
   operations                 (6,749)    (6,194)   (13,884)   (13,240)
                            ---------  ---------  ---------  ---------
 Discontinued operations:
  Income (loss) from
   discontinued operations     1,113       (652)    (2,061)    (3,896)

  Income tax benefit
   (expense)                      --         --         --       (411)
                            ---------  ---------  ---------  ---------
    Income (loss) from
    discontinued operations    1,113       (652)    (2,061)    (4,307)
                            ---------  ---------  ---------  ---------

    Net loss                  (5,636)    (6,846)   (15,945)   (17,547)
                            =========  =========  =========  =========

 Net income (loss)
  per share, basic
  and diluted
   Continuing  operations   $  (0.42)  $  (0.39)  $  (0.87)  $  (0.81)
   Discontinued operations  $   0.07   $  (0.04)  $  (0.13)  $  (0.26)
                            ---------  ---------  ---------  ---------
 Net loss per share         $  (0.35)  $  (0.43)  $  (0.99)  $  (1.07)
                            =========  =========  =========  =========

 Weighted average
  basic and diluted
  common shares
  outstanding                 16,047     16,047     16,047     16,406
                            =========  =========  =========  =========

 Supplemental Table 1
 --------------------

                   ACME Communications Inc. and Subsidiaries
             Reconciliation of Operating Loss to Broadcast Cash Flow
                             and EBITDA (Unaudited)
                                (In Thousands)

                            Three Months Ended    Twelve Months Ended
                               December 31,          December 31,
                           --------------------  --------------------
                              2005       2004       2005       2004
                           ---------  ---------  ---------  ---------

 Operating loss            $  (6,733) $  (5,917) $ (11,352) $ (10,649)

 Add:
  Amortization of
   unearned
   compensation at stations       --         --         --         24
  Depreciation and
   amortization                1,134      1,354      4,663      4,629
  Amortization of program
   rights                      2,779      2,185      9,269      8,283
  Abandoned acquisition-
   related costs                 872      1,025        872      1,025
  Impairment of broadcast
   licenses                    3,612      2,999      3,612      2,999
  Corporate expenses           1,403      1,284      3,922      4,052
  Minority interest from
   co-production (excluding
   depreciation)                 124        193        585        914
  Program payments            (2,023)    (2,248)    (8,622)    (8,059)
                           ---------  ---------  ---------  ---------
   Broadcast cash flow (a)     1,168        875      2,949      3,218
 Less:
  Corporate expenses           1,403      1,284      3,922      4,052
  Amortization of unearned
   compensation at corporate      --         --         --        (10)
                           ---------  ---------  ---------  ---------

   EBITDA                  $    (235) $   (409)  $    (973) $    (824)
                           ---------  ---------  ---------  ---------

 Broadcast cash flow
  margin (a)                    11.0%       8.4%       7.2%       8.2%
 EBITDA margin (a)              -2.2%      -3.9%      -2.4%      -2.1%
                           ---------  ---------  ---------  ---------

   (a) We define:

      --  broadcast cash flow as operating income, plus equity-based compensation, depreciation and amortization, LMA/JSA fees, amortization of program rights, impairment of intangibles
          and corporate expenses, less program payments;

      --  EBITDA as broadcast cash flow less corporate expenses;

      --  broadcast cash flow margin is broadcast cash flow as a percentage of net revenues; and

      --  EBITDA margin is EBITDA as a percentage of net revenues.

 Supplemental Table 2
 --------------------

                  ACME Communications Inc. and Subsidiaries
        Summary of Cash-Based Station Operating Expenses (In $000's)
                                (unaudited)

                               Three Months Ended  Twelve Months Ended
                                  December 31,         December 31,
                               ------------------  ------------------
                                 2005      2004      2005      2004
                               --------  --------  --------  --------

 Programming costs #           $  4,804  $  4,071  $ 17,239  $ 15,446
 Other costs of service           1,753     1,821     6,603     6,322
 Selling, general and
  administrative expenses         3,726     3,760    15,375    15,433
                               --------  --------  --------  --------
  Station operating expenses     10,283     9,652    39,217    37,201
  Add:  Program payments          2,023     2,248     8,622     8,059
  Less:  Program amortization    (2,779)   (2,185)   (9,269)   (8,283)
  Less: Amortization of deferred
   compensation                      --        --        --       (24)
  Less:  Barter program costs      (987)     (930)   (3,807)   (3,720)
                               --------  --------  --------  --------

   Total cash-based station
   operating costs             $  8,540  $  8,785  $ 34,763  $ 33,233
                               ========  ========  ========  ========

       # - excludes Daily Buzz production costs

   Supplemental Table 3
   --------------------

                ACME Communications, Inc. and Subsidiaries
                   Consolidated Statements of Operations

                   (In thousands, except per share data)

                                                          Calendar
                     Q1        Q2        Q3       Q4        2005
                  --------  --------  --------  --------  --------
                                     (unaudited)

 Net revenues     $  9,643  $ 10,623  $ 10,097  $ 10,571  $ 40,934
                  --------  --------  --------  --------  --------

 Operating
  expenses:
  Cost of
   service:
   Programming,
    including
     program
    amortization     4,133     4,122     4,180     4,804    17,239
   Other costs
    of service
    (excluding
    depreciation
    and
    amortization)    1,561     1,767     1,522     1,753     6,603
  Selling,
   general and
   administrative
   expenses          3,921     3,764     3,964     3,726    15,375
  Depreciation
   and
   amortization      1,167     1,176     1,186     1,134     4,663
  Abandoned
   acquisition-
   related
   costs                --        --        --       872       872
  Impairment of
   broadcast
   licenses             --        --        --     3,612     3,612
  Corporate
   expenses            833       799       887     1,403     3,922
                  --------  --------  --------  --------  --------
   Operating
    expenses        11,615    11,628    11,739    17,304    52,286
                  --------  --------  --------  --------  --------

   Operating
    loss            (1,972)   (1,005)   (1,642)   (6,733)  (11,352)

 Other income
  (expenses):
  Interest
   income                2         1         3         5        11
  Interest
   expense            (743)     (824)     (946)     (929)   (3,442)
  Gain on sale
   of
   construction
   permit               --     1,202        --        --     1,202
  Other, net            13        (9)       43        (9)       38
                  --------  --------  --------  --------  --------
 Loss before
  income
  taxes,
  minority
  interest and
  discontinued
  operations        (2,700)     (635)   (2,542)   (7,666)  (13,543)
 Income tax
  benefit
  (expense),
  continuing
  operations          (890)     (266)     (563)      599    (1,120)
                  --------  --------  --------  --------  --------
 Loss before
  minority
  interest and
  discontinued
  operations        (3,590)     (901)   (3,105)   (7,067)  (14,663)
                  --------  --------  --------  --------  --------
 Minority
  interest             182       130       149       318       779
                  --------  --------  --------  --------  --------
  Loss from
   continuing
   operations       (3,408)     (771)   (2,956)   (6,749)  (13,884)
                  --------  --------  --------  --------  --------
 Discontinued
  operations:
  Income (loss)
  from
  discontinued
  operations        (1,169)   (1,053)     (952)    1,113    (2,061)
   Income tax
    expense             --        --        --        --        --
                  --------  --------  --------  --------  --------
    Income
    (loss) from
     discontinued
     operations     (1,169)   (1,053)     (952)    1,113    (2,061)
                  --------  --------  --------  --------  --------
     Net loss     $ (4,577) $ (1,824) $ (3,908) $ (5,636) $(15,945)
                  ========  ========  ========  ========  ========
 Net income
  (loss) per
  share, basic
  and diluted
  Continuing
   operations     $  (0.21) $  (0.05) $  (0.18) $  (0.42) $  (0.87)
  Discontinued
   operations     $  (0.07) $  (0.07) $  (0.06)     0.07     (0.13)
                  --------  --------  --------  --------  --------
   Net loss
    per share     $  (0.29) $  (0.11) $  (0.24) $  (0.35) $  (0.99)
                  ========  ========  ========  ========  ========

 Weighted
  average basic
  and diluted
  common shares
  outstanding       16,047    16,047    16,047    16,047    16,047
                  ========  ========  ========  ========  ========

 Calculation of
  broadcast cash flow:
 ---------------------

 Operating loss   $ (1,972) $ (1,005) $ (1,642) $ (6,733)  (11,352)

 Add:
  Depreciation
   and
   amortization      1,167     1,176     1,186     1,134     4,663
  Amortization
   of program
   rights            2,165     2,139     2,186     2,779     9,269
  Abandoned
   acquisition-
   related
   costs                --        --        --       872       872
  Impairment of
   broadcast
   licenses             --        --        --     3,612     3,612
  Corporate
   expenses            833       799       887     1,403     3,922
  Minority
   interest
   from co-
   production
   (excluding
    depreciation)      182       130       149       124       585
  Program
   payments         (2,225)   (2,188)   (2,186)   (2,023)   (8,622)
                  --------  --------  --------  --------  --------
   Broadcast
    cash flow          150     1,051       580     1,168     2,949
   Less:
    Corporate
    expenses           833       799       887     1,403     3,922
                  --------  --------  --------  --------  --------

    EBITDA        $   (683) $    252  $   (307) $   (235) $   (973)
                  ========  ========  ========  ========  ========

 Broadcast
  cash flow
  margin               1.6%      9.9%      5.7%     11.0%      7.2%
 EBITDA margin        -7.1%      2.4%     -3.0%     -2.2%     -2.4%
                  --------  --------  --------  --------  --------

CONTACT:   ACME Communications, Inc.
           Tom Allen
           (714) 245-9499

           Brainerd Communicators, Inc.
           Chris Plunkett or Todd St. Onge
           (212) 986-6667